UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2022, SESI, L.L.C. (the “Borrower”), SESI Holdings, Inc., and the subsidiary guarantors party thereto entered into a Third Amendment to Credit Agreement (the “Third Amendment to Credit Agreement”) to, among other things, provide the Borrower and its subsidiaries with additional flexibility around making asset sales. Specifically, the Credit Agreement was amended to refresh the amount of properties sold, transferred or otherwise disposed of pursuant to the “Substantial Portion” exception to $0 as of January 31, 2022. The “Substantial Portion” exception allows the Borrower and its subsidiaries to sell, transfer or otherwise dispose of properties so long as the aggregate value of all such properties sold, transferred or otherwise disposed of do not exceed (a) 10% of the gross book value of the assets of the Borrower and its subsidiaries during the four fiscal year quarter period ending with the fiscal quarter in which such determination is made, or (b) 10% of the consolidated net sales or net income of the Borrower and its subsidiaries during the four fiscal year quarter period ending with the fiscal quarter in which such determination is made. The Credit Agreement was also amended to add a new asset sale exception that allows the Borrower and its subsidiaries to make additional asset sales up to $25,000,000 so long as (a) liquidity is greater than $100,000,000, (ii) unused availability under the Credit Agreement is greater than $25,000,000, and (iii) the Borrower and its subsidiaries receive 100% cash consideration to the extent that the property being sold is otherwise included in the calculation of the borrowing base under the Credit Agreement.

The foregoing description of the Third Amendment to Credit Agreement is a summary only and is qualified in its entirety by reference to the Third Amendment to Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company and stockholders holding a majority of the Company’s common stock entered into an amendment to the Stockholders Agreement, dated as of February 9, 2022, by and among the Company and its stockholders, as amended by that certain First Amendment to the Stockholders Agreement, effective May 14, 2021, as further amended by that certain Second Amendment to the Stockholders Agreement, effective May 31, 2021, as further amended by that certain Third Amendment to the Stockholders Agreement, effective as of July 14, 2021, and as further amended by that certain Fourth Amendment to the Stockholders Agreement, effective as of November 15, 2021 (the “Fifth Amendment to the Stockholders Agreement”), effective as of February 9, 2022, which provides that if an officer of the Company or other authorized agent has been granted authority to approve a matter or take other action pursuant to a board-approved delegation of authority matrix, prior approval of the board will be deemed obtained without any further approval from the board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Third Amendment to Credit Agreement by and among SESI, L.L.C., SESI Holdings, Inc., the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and lender, and certain other financial institutions and other parties thereto as lenders

10.2	Fifth Amendment to the Stockholders Agreement by and among Superior Energy Services, Inc. and the stockholders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: February 11, 2022	By:	/s/ James W. Spexarth
James W. Spexarth
Executive Vice President, Chief Financial Officer and Treasurer